                                                                      EXHIBIT 99


                                           FOR:  FIRST FINANCIAL
                                                 CARIBBEAN CORPORATION

                                       CONTACT:  RICHARD F. BONINI
                                                 SENIOR EXECUTIVE
                                                 VICE PRESIDENT
                                                 (212) 561-8711
                                                 (809) 749-7108


FOR IMMEDIATE RELEASE

                                                       December 5, 1995


                    FIRST FINANCIAL CARIBBEAN CORPORATION
                         ANNOUNCES FILING OF FORM 8-K
                          REGARDING POSSIBLE CHANGES
                                TO SECTION 936

        San Juan, Puerto Rico, (December 5, 1995) - First Financial Caribbean Corporation (NASDAQ: FRCC) today announced that it had filed a Form 8-K with the Securities and Exchange Commission to report on the recent developments regarding the possible repeal of Section 936 of the Internal Revenue Code of 1986. Section 936 provides incentives for U.S. corporations to invest in Puerto Rico.

        First Financial Caribbean Corporation, through its HF Mortgage Bankers Division and Doral Mortgage Corporation, a wholly-owned subsidiary of the Company, is the leading mortgage banker in Puerto Rico in terms of the volume of origination of first mortgage loans on single family residences. The Company, with 18 retail lending offices throughout Puerto Rico and two offices in Florida, engages in the origination, sale and servicing of mortgage loans. The Company also operates Doral Federal Savings Bank, a federally chartered savings association.